UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 16, 2021 (November 12, 2021)

Tech and Energy Transition Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-40198	83-0781939
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

125 W 55th St New York, New York	10019
(Address of principal executive offices)	(Zip Code)

(212) 231-1000

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A common stock, $0.0001 par value, and one-third of one redeemable warrant	TETCU	The Nasdaq Stock Market LLC
Shares of Class A common stock included as part of the units	TETC	The Nasdaq Stock Market LLC
Redeemable warrants included as part of the units, each whole warrant exercisable for one share of Class A common stock at an exercise price of $11.50	TETCWS	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

Recently, the Staff of the Division of Corporation Finance of the SEC issued comment letters to several special purpose acquisition companies addressing certain accounting and reporting considerations related to redeemable equity instruments of a kind similar to those issued by Tech and Energy Transition Corporation (the “Company”) under ASC 480-10-99. In light of these recent comment letters, the Company’s management, re-evaluated the Company’s application of ASC 480-10-99 to its accounting classification of the redeemable Class A common stock issued as part of the units sold in the Company’s initial public offering (the “Public Shares”). Upon re-evaluation, the Company’s management determined that the Public Shares can be redeemed or become redeemable subject to the occurrence of future events considered outside the Company’s control under ASC 480-10-S99. Therefore, the Company’s management concluded that all of the Public Shares should be classified as temporary equity in their entirety. This resulted in an adjustment to the initial carrying value of the Public Shares with the offset recorded to additional paid-in capital (to the extent available), accumulated deficit and common stock.

The Company previously accounted for a portion of the Public Shares as permanent equity to maintain its charter requirements to have net tangible assets of at least $5,000,001 to effect a consummation of its initial business combination. Presentation of a portion of the Public Shares as permanent equity was included in the Company’s audited balance sheet as of March 19, 2021, filed as an exhibit to its Current Report on Form 8-K filed on March 25, 2021 (the “Original Financial Statement”), the Company’s annual report for the fiscal year ended March 31, 2021 included in Form 10-K filed on July 1, 2021 (“March 31, 2021 Form 10-K”) and the Company’s quarterly report for the first quarter ended June 30, 2021 included in Form 10-Q filed on August 13, 2021 (“June 30, 2021 Form 10-Q”).

On November 12, 2021, the Company determined that it had incorrectly classified a portion of the Public Shares in the Original Financial Statement, March 31, 2021 Form 10-K and June 30, 2021 Form 10-Q. As a result, all Public Shares should be recorded as temporary equity on the balance sheet within the Commitments and Contingencies section.

The Company’s accounting for the portion of the Public Shares as a component of permanent equity instead of temporary equity did not have any effect on the Company’s previously reported investments held in trust, operating expenses, cash flows or cash.

As a result, on November 15, 2021, after discussion with Marcum LLP (“Marcum”), the Company’s independent registered public accounting firm, the Company’s audit committee and board of directors concluded that the Original Financial Statement, March 31, 2021 Form 10-K and June 30, 2021 Form 10-Q should no longer be relied upon and are to be restated in order to correct the classification error. In addition, the Company is restating its earnings per share calculation for the fiscal quarters ended March 31, 2021 and June 30, 2021 as a result of the restatement of the accounting classification of the Public Shares.

The Company’s management has concluded that in light of the classification error described above, a material weakness exists in the Company’s internal control over financial reporting and that the Company’s disclosure controls and procedures were not effective. Accordingly, the Company will disclose the impact of such restatement and its remediation plan with respect to such material weakness in its quarterly report on Form 10-Q for the quarter ended September 30, 2021 and in an amended Form 10-K for the fiscal year ended March 31, 2021, which the Company will file with the SEC as soon as practicable.

The Company’s audit committee has discussed the matters disclosed in this Current Report on Form 8-K pursuant to this Item 4.02 with Marcum.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tech and Energy Transition Corporation

Date: November 16, 2021	By:	/s/ John Spirtos
	Name:	John Spirtos
	Title:	Chief Executive Officer and President

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